UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2025

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 287-8990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lineage Cell Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) has successfully completed a production run for two different product candidates, each produced from a customized, two-tiered current Good Manufacturing Practice (“cGMP”) cell banking system. This production process utilizes a genetically-stable master cell bank created from a single, well-characterized pluripotent cell line, to generate a working cell bank, which then provides the source material for a final cell-based product candidate. This demonstrated cGMP production process should enable the ability to produce millions of doses of a cost-effective, scalable, and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs.

The following risk factor supplements the risk factors set forth in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent reports we file with the SEC. The risk factor below should be read with the other risk factors described in the Company’s prior filings with the SEC.

No assurances can be given that we will be able to consistently continue to manufacture clinical quantities of our product candidates in accordance with current Good Manufacturing Practice (cGMP) from a master and working cell bank system, or at a cost-effective or commercially viable scale, for one or more of our product candidates.

The manufacture and supply of our cell therapy product candidates involve novel processes that are generally more complex than those required for small molecule drugs and accordingly present significant challenges and are subject to multiple risks. These complex processes involve the expansion and differentiation of pluripotent or embryonic stem cells to produce a master cell bank from which a renewable working cell bank can be obtained in order to produce the desired cell product candidate. Establishing a line of cells from stem cells that can proliferate without differentiating and remain well characterized, including being free of potentially deleterious genetic mutations, is challenging and requires a significant amount of time and resources. In May 2025, we announced that we successfully completed a production run for two different product candidates, each produced from a customized, two-tiered cGMP cell banking system. However, at this time, no assurances can be given that we will be able to consistently continue to produce cGMP production lots in the future or do so at a cost-effective or commercially viable scale. See also the risk factor titled, “The manufacture of our cell therapy product candidates is complex, highly regulated and subject to a multitude of risks. We have limited experience manufacturing our product candidates on a clinical scale and no experience manufacturing on a commercial scale. Any failure to manufacture our product candidates in sufficient quantities in accordance with applicable quality standards and regulatory requirements and at acceptable costs, may result in significant clinical development delays or impair our ability, or that of a strategic collaborator, to obtain approval for or commercialize our product candidates,” set forth in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024.

Cautionary Statement Regarding Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical fact, contained in this report, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “ability,” “capability,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to Lineage’s ability to produce millions of doses of a cost-effective, scalable, and consistent supply of an allogeneic, cell-based product derived from a single initial cell line across one or more programs in the future. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this filing, including risks and uncertainties inherent in Lineage’s business, including the manufacturing process of cell therapy product candidates, and other risks in Lineage’s filings with the SEC. Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports filed with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its subsequent reports filed with the SEC, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date:	May 1, 2025	By:	/s/ George A Samuel III
		Name: Title:	George A. Samuel III General Counsel and Corporate Secretary